Ex (N)(2)
CONSENT
I hereby consent on behalf of Blake, Cassels & Graydon LLP to the reference to our firm in the registration statement for Kiewit Investment Fund LLLP to be filed on or about
November 13, 2007.

BLAKE, CASSELS & GRAYDON LLP
/s/ Blake, Cassels & Graydon LLP